UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 26, 2021
Date of Report (date of earliest event reported)

Steel Connect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319		04-2921333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2000 Midway Ln	Smyrna	Tennessee	37167
(Address of Principal Executive Offices)			(Zip Code)
(914) 461-1276
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 26, 2021, Steel Connect, Inc. (the “Company”) held its 2020 Annual Meeting (the “Annual Meeting”).
At the close of business on June 7, 2021, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 63,096,394 outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), entitled to one vote per share, and 35,000 shares of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Preferred Stock”), entitled to 510.204085714 votes per share (voting as an aggregate of 17,857,143 shares of Common Stock on an as converted basis), for an aggregate of 80,953,537 voting interests of shares of Common Stock constituting all of the outstanding voting securities of the Company.

The total number of shares of Common Stock that voted in person or by proxy at the Annual Meeting was 42,225,901 representing approximately 67% of the 63,096,394 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The total number of shares of the Preferred Stock (voting as an aggregate of 17,857,143 shares of Common Stock on an as-converted basis) that voted in person or by proxy at the Annual Meeting was 17,857,143, representing 100% of the 35,000 shares of Preferred Stock outstanding and entitled to vote at the Annual Meeting. Together, the Common Stock and the Preferred Stock that voted at the Meeting represented 60,083,044 voting interests of shares of Common Stock, representing approximately 74% of the 80,953,537 total voting interests of shares of Common Stock outstanding and entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

The following were the results on each of the proposals.

Proposal 1 - Election of Class III directors. Each of Jeffrey S. Wald, Jeffrey J. Fenton and Renata Simril has been elected to hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, as a result of the following vote:

Name	Votes for	Votes Withheld	Broker Non-Votes

Jeffrey S. Wald	46,724,148	2,760,687	10,598,209
Jeffrey S. Fenton	47,152,312	2,332,523	10,598,209
Renata Simril	47,833,718	1,651,117	10,598,209

Proposal 2 - To approve, on an advisory basis, the compensation of the Company's named executive officers. Proposal 2 was approved by the following vote:

Votes for	Votes Against	Abstentions	Broker Non-Votes

43,599,995	2,157,328	3,727,512	10,598,209

Proposal 3 - To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the current fiscal year. Proposal 3 was approved as a result of the following vote:

Votes for	Votes Against	Abstentions

59,875,679	170,138	37,227

Proposal 4 - To approve the amendment and three-year extension of the Company’s Tax Benefits Preservation Plan designed to protect the tax benefits of the Company’s net operating loss carryforwards. Proposal 4 was approved as a result of the following vote:

Votes for	Votes Against	Abstentions	Broker Non-Votes

44,494,106	1,292,774	3,697,955	10,598,209

Proposal 5 - To approve the amendment of the Company’s Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the Common Stock. Proposal 5 was approved as a result of the following vote:

Votes for	Votes Against	Abstentions

52,437,075	7,556,402	89,567

Proposal 6 - To approve, if and only if the reverse stock split in Proposal 5 is approved, the amendment of the Company’s Restated Certificate of Incorporation to effect a reduction in the total number of authorized shares of the Common Stock one-for-ten to 140,000,000, proportional to the effect of the reverse stock split. Proposal 6 was approved as a result of the following vote:

Votes for	Vote Against	Abstentions

57,551,803	2,442,618	88,623

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2021	Steel Connect, Inc.

	By:	/s/ Jason Wong
Name: Jason Wong
Title: Chief Financial Officer